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GENESIS BIOPHARMA NAMES BIOTECH INDUSTRY VETERAN

HANS E. BISHOP AS EXECUTIVE CHAIRMAN OF THE BOARD

LOS ANGELES (March 22, 2012) – Genesis Biopharma, Inc. (OTC/BB: GNBP), a biotechnology company developing targeted cancer immunotherapies, today announced that Hans E. Bishop has been named Executive Chairman of the Company’s Board of Directors. Mr. Bishop has served as a Director of the Company since January 2012. Anthony J. Cataldo, formerly the Chairman of the Board, will remain as a Director of the Company.

“It is with great pleasure that we welcome Hans as our Executive Chairman. Since joining our Board earlier this year, Hans has played an integral role in our strategic planning and his background makes him ideally suited to guide the Company as we advance our clinical programs for Cōntego™, our ready-to-infuse adoptive cell therapy using TILs, to treat Stage IV metastatic melanoma,” said Mr. Cataldo. “To support our business plan we have been expanding our leadership with talented, experienced professionals. The addition of Hans as our Executive Chair further enhances this dynamic team as he is a proven leader with an impressive track record of enhancing operational and financial results.”

Commenting on his appointment, Mr. Bishop said, “It is a privilege to serve as Executive Chairman of Genesis Biopharma at this important point in the company's evolution. I look forward to building a strong leadership team and working with my colleagues on the board to steer the company to success.”

Most recently Mr. Bishop was Chief Operating Officer of Dendreon Corporation (NASDAQ: DNDN), with responsibility for a number of operational areas of the business including manufacturing and commercial operations. From 2006 to 2009 he was with Bayer Healthcare, a wholly owned multibillion-dollar subsidiary of Bayer AG, as President Specialty Medicine Business Unit where he led Oncology, Neurology, Ophthalmology and Haematology Business units. From 2004 to 2006 he was Senior Vice President, Global Commercial Operations for Chiron Corporation.

Earlier in his career Mr. Bishop was with SmithKline Beecham and Glaxo, where he held a number of commercial roles of increasing responsibility. Mr. Bishop earned his B.S. in Chemistry from Brunel University in London.

About Genesis Biopharma, Inc.

Genesis Biopharma, Inc. is engaged in the development and commercialization of autologous cell therapies for the treatment of various cancers.  The Company’s lead product candidate, Cōntego™, is a ready-to-infuse autologous cell therapy utilizing tumor infiltrating lymphocytes for the treatment of patients with Stage IV metastatic melanoma. Cōntego™ is based on a currently available physician-sponsored investigational therapy at the National Cancer Institute, MD Anderson Cancer Center and the H. Lee Moffitt Cancer & Research Institute for the treatment of Stage IV metastatic melanoma.

For more information about the company, visit www.genesis-biopharma.com.

Forward-Looking Statements

The foregoing announcement contains forward-looking statements that can be identified by such terminology as “expects”, “hopes”, “potential”, “suggests”, “bodes”, “may”, “should”, “could”, or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. In particular, management's expectations regarding future research, development and/or commercial results could be affected by, among other things, uncertainties relating to clinical trials and product development; availability of future financing; unexpected regulatory delays or government regulation generally; the company's ability to obtain or maintain patent and other proprietary intellectual property protection; and competition in general. Forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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